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                                                                      EXHIBIT 4q

         , 2001
------ --

[Name and Address of Purchaser]


Dear Sirs:

         This letter sets forth the agreement of                  (the
"Purchaser") and                 (the "Company") regarding the purchase by the
Purchaser from the Company of the Company's common stock, par value $   per
share (the "Common Stock") on the date hereof. The parties agree as follows:

1. This Agreement relates to the purchase by the Purchaser of            shares
of the Company's Common Stock (the "Shares") for an aggregate purchase price of
$           , which purchase is being settled by the parties on the date hereof.

2. The Company is a corporation duly incorporated, validly existing and in good
standing under the laws of           . The Company has the requisite corporate
power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. A copy of the duly executed resolutions of the Board of Directors of the Company is attached hereto as Exhibit "B". This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized officer. This Agreement constitutes, or shall constitute when executed and delivered by both parties, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

3. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of the Common Stock.

4. The Company represents and warrants that (a) the Shares issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form
S-3, Commission File Number 333-       (the "Registration Statement"); and (b)
the Company has filed a prospectus supplement to the Registration Statement (the "Prospectus Supplement") in connection with the transaction contemplated by this agreement. A copy of the Prospectus Supplement to be filed with the Securities and Exchange Commission, is annexed hereto as Exhibit "C".

5. The Company shall promptly take all action necessary on its part to list the
Shares for trading on the                .



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6. The Company will continue to take all action necessary to continue the
listing or trading of its Common Stock on the                          or any
relevant market or system, if applicable, and will comply in all material respects with the Company's reporting, listing (including, without limitation, the listing of the Shares purchased by the Purchaser) or other obligations under
the rules of the                     or any relevant market or system. The
Company shall comply with all applicable laws, rules, regulations and orders.

7. The Company has made available to the Purchaser true and complete copies of the filings filed with the Securities and Exchange Commission (the "Commission")
since           , 2001 (collectively, the "Commission Filings"). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, each of the Commission Filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder, and, as of their respective dates, none of the Commission Filings referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

8. The Company will promptly notify the Purchaser of (a) its receipt of notice of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and (b) its becoming aware of the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or which makes it necessary to change the Registration Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

9. The Company may not issue a press release or otherwise make a public statement or announcement with respect to the completion of the transaction contemplated hereby without the prior consent of the Purchaser. Notwithstanding the foregoing, in the event the Company is required by law or regulation to issue such a press release or to make such a public statement or announcement, the Company shall consult the Purchaser on the form and substance of such press release, public statement or announcement.



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

10. The parties hereto will indemnify each other as provided in Exhibit "A" attached hereto against liability with respect to the Registration Statement (including, without limitation, the Prospectus Supplement) relating to the Shares which were sold by the Company to the Purchaser. For purposes of said Exhibit A, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

11. This Agreement and the legal relations between the parties hereto with respect to any purchase of Common Stock by the Purchaser hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles thereunder.

12. The Purchaser is a                       duly organized, validly existing
and in good standing under the laws of the                    . The Purchaser
has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Purchaser by a duly authorized officer. This Agreement constitutes, or shall constitute when executed and delivered on behalf of the Purchaser by a duly authorized officer. This Agreement constitutes, or shall constitute when executed and delivered by both parties, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other principles or general application.

13. The Purchaser represents and warrants that all information contained in the written materials furnished by the Purchaser to the Company for use in the Registration Statement and the prospectus included in the Registration Statement, as supplemented by a Prospectus Supplement, is true and correct in all material respects. The Purchaser shall comply with all applicable laws, rules, regulations and orders.

         Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.

Please execute a copy of this letter which, when executed by the Purchaser, will constitute an Agreement between the Company and the Purchaser.




Very truly yours,

[COMPANY]


By:
   -----------------------------
Name:
Title:

AGREED TO:

PURCHASER:

[NAME OF PURCHASER]


By:
   -----------------------------
Name:
Title:



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


                                   EXHIBIT 'A'

                    TERMS OF INDEMNIFICATION AND CONTRIBUTION



1.   General Indemnity.

          (a) Indemnification by the Company. The Company agrees, to the extent permitted by law, to indemnify and hold harmless the Purchaser and each person, if any, who controls any such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, and to reimburse the Purchaser and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 1(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus as of its issue date (if used prior to the date of the Prospectus), the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such preliminary Prospectus, Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Purchaser expressly for use therein, and except that this indemnity shall not inure to the benefit of the Purchaser (or any person controlling such Purchaser) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Common Stock to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of the Purchaser to such person (i) with or prior to the written confirmation of sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Common Stock involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

          The Company's indemnity agreement contained in this Section 1(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Common Stock hereunder, and the indemnity agreement contained in this Section 1 shall survive any termination of this Agreement. The liabilities of the Company in this Section 1(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

          (b) Indemnification by the Purchaser. The Purchaser agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 1(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement or in the



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

Prospectus, as amended or supplemented, (if applicable) in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein.

          The indemnity agreement on the part of the Purchaser contained in this
Section 1(b) and the representations and warranties of the Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Common Stock hereunder, and the indemnity agreement contained in this Section 1(b) shall survive any termination of this Agreement. The liabilities of the Purchaser in Section 1(b) are in addition to any other liabilities of the Purchaser under this Agreement or otherwise.

          (c) Indemnification Procedures. If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 1(a) or 1(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 1(a) or 1(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Purchaser in the case of parties indemnified pursuant to Section 1(b) and by the Company in the case of parties indemnified pursuant to Section 1(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

          In furtherance of the requirement above that fees and expenses of any separate counsel of the Indemnified Persons shall be reasonable, the Purchaser and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:



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

              (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel; and

            (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

              (3) the Company and the Purchaser shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

          The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 1, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

    2. Contribution. If the indemnification provided for in Section 1 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under
   Section 1 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or action, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts received by the Purchaser, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or



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

   prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of Section 1 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this
   Section 2, the Purchaser shall not be required to contribute any amount greater than the excess of (i) the total price at which the Common Stock purchased by it and distributed to the public were sold to the public over
   (ii) the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The agreement with respect to contribution contained in Section 2 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or the Purchaser, and shall survive delivery of and payment for the Common Stock hereunder and any termination of this Agreement.




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